Exhibit 99.1

Trovagene Provides Update on Its Urine-Based HPV Test

SAN DIEGO, Aug. 20, 2014 /PRNewswire/ — Trovagene, Inc. (NASDAQ:  TROV), a developer of cell-free molecular diagnostics, announced today that results from two clinical studies will be presented at the 29th International Papillomavirus (IPV) conference for the Company’s urine-based diagnostic test for the detection of high risk strains of Human Papillomavirus (HPV). The IPV conference is scheduled to take place in Seattle from August 21st to 25th. Additionally, a new U.S. patent was issued earlier this year for Trovagene’s non-invasive HPV assay, and the Company continues to pursue its global partnering strategy to commercialize this novel technology.

Presentations at the 29th IPV Conference

Title: Evaluation of Two Urine-Based HPV Assays In Comparison to Cervical HPV Detection and High-Grade CIN Among Women Attending a Colposcopy Clinic
Abstract Number: CS.PD01.08
Date: Friday, August 22, 2014
Session: Clinical Science Poster Discussion 4:15pm to 5:15pm PDT
Presenter: Vikrant Sahasrabuddhe, M.D., Ph.D., National Cancer Institute, Bethesda, MD.

Title: A Comparison of Urine Collection Times for the Detection of High-Risk HPV Infection in Women
Abstract Number: CS.PP05.11
Date: Saturday, August 23, 2014

Session: Clinical Science Poster Presentation 1:45pm to 3:45pm PDT
Presenter: Virginia Senkomago, Ph.D., Department of Epidemiology, University of North Carolina at Chapel Hill

“We look forward to the clinical data presentations at the IPV conference, and to advancing our HPV program,” stated Dr. Mark Erlander, Ph.D., chief scientific officer of Trovagene. “The studies to be presented continue to evaluate the potential of our HPV assay as a viable alternative to traditional HPV testing from a cervical sample.”

In addition, earlier this year, the U.S. Patent and Trademark Office issued U.S. Patent No. 8,642,261, titled “Genetic Marker for Detection of Human Papillomavirus”. The invention provides compositions and methods for the differential detection of high risk forms of HPV from a urine sample provided by a patient. Detection of high risk forms of HPV identify individuals at risk of developing, or in the early stages of, cervical carcinoma. The invention claims certain primers and probes that specifically recognize and bind sequences within the E1 gene of HPV.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its patented technology for the detection of cell-free DNA, short nucleic acid fragments originating from normal and diseased cell death that can be isolated and detected from urine. Trovagene has a strong intellectual property asset as it relates to cell-free DNA testing in urine. It has U.S. and European patent applications and issued patents that cover testing for HPV and other infectious diseases, cancer, transplantation, prenatal and genetic testing.

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any medical diagnostic tests under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Trovagene does not undertake an obligation to update or revise any forward-looking statement.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2013 and other periodic reports filed with the Securities and Exchange Commission.

Contact
Investor Relations	Media Relations
David Moskowitz and Amy Caterina	Ian Stone

Investor Relations	Account Director
Trovagene, Inc.	Canale Communications, Inc.
858-952-7593	619-849-5388
ir@trovagene.com	ian@canalecomm.com